UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No. )

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SEQUOIA FUND, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEQUOIA FUND, INC. 9 West 57th Street Suite 5000 New York, New York 10019-2701

April 1, 2017

Dear Shareholder,

We have tried unsuccessfully to contact you regarding the Special Meeting of Stockholders to vote on an important matter related to your investment in the Sequoia Fund, Inc. The meeting is scheduled for April 13, 2017.

The matter relates to an important proposal for the Fund which requires your response.

It is very important that we speak to you regarding this matter.  The call will only take a few moments of your time and there is no confidential information required.

Please contact AST Fund Solutions at (800) 893-5865 Extension 11550 between the hours of 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday.

Thank you in advance for your assistance.

Sincerely,

David Poppe
President
Sequoia Fund, Inc.